Exhibit 10.1

                             TEKNOWLEDGE CORPORATION
                             1998 STOCK OPTION PLAN
                           (Effective April 21, 1998)

1.  Purpose of the Plan

      The purpose of the Teknowledge Corporation 1998 Stock Option Plan (the "Plan") is to encourage ownership of the Company's stock by eligible employees of the Company and to provide an increased incentive for such employees to put forth maximum effort for the success of the business. For purposes of the Plan, references to the "Company" shall include where appropriate subsidiaries of the Company.

2.  Administration

      The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee") which shall consist of not less than three disinterested directors of the Company who are appointed by the Board of Directors. For purposes hereof, "disinterested" shall have the meaning set forth in Rule 16b-3 or any successor rule ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan, and to make all other determinations necessary for its administration. All such actions by the Committee shall be final and binding.

3.  Shares Subject to the Plan

      Up to 7,975,508 shares of the Common Stock of the Company, par value $.01 per share (the "Common Stock"), shall be available for award under the Plan. Except as otherwise provided in Paragraph 12, if any option shall cease to be exercisable in whole or in part for any reason, the shares which were covered by such option but as to which the option had not been exercised shall again be available under the Plan. Shares shall be made available from authorized and unissued or reacquired Common Stock.

4.  Incentive Stock Options; Nonqualified Stock Options

      Awards under the Plan may be in the form of options which qualify as "incentive stock options" ("Incentive Stock Options") within the meaning of
Section 422 or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not qualify ("Nonqualified Stock Options"). Each award of an option shall be designated in the applicable option agreement as an Incentive Stock Option, or a Nonqualified Stock Option, as appropriate.

5.  Participants

      The Committee shall determine and designate from time to time those employees of the Company who shall be eligible to become participants in the Plan. The Committee may delegate to the Chief Executive Officer of the Company the right to allocate a specified number of options among employees who are not officers or directors of the Company within the meaning of the Exchange Act. Directors of the Company who are not otherwise employees of the Company shall not be eligible to participate in the Plan.

6.  Allotment of Shares

      Subject to Paragraph 3, the Committee shall determine from time to time the number of options to be granted under the Plan, and subject to any delegation of authority to the Chief Executive Officer pursuant to Paragraph 5, the number of shares to be covered by each option. In making its determinations, the Committee shall take into account the present and potential contributions of the respective participants to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. No employee may receive in any fiscal year options to purchase in excess of 500,000 shares.

7.  Fair Market Value

      For all purposes under the Plan, the "Fair Market Value" means, as of any date, the closing sales price of the Common Stock as reported on the NASDAQ National Market System or, if appropriate, the National Quotation Bureau "pink sheets" on the applicable day or, if no sale of the Common Stock shall have occurred on that day, on the next preceding day on which a sale occurred; provided, however, that if the Common Stock is not listed on the NASDAQ National Market System, the Fair Market Value of a share of Common Stock shall be determined by the Committee, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein.

8.  Option Price

      Incentive Stock Options shall be granted at an option price of not less than 100% of the Fair Market Value on the date of grant. Options granted to a participant who at the time of such grant owns (within the meaning of Section 424(d) of the Code) more than ten percent of the voting power of all classes of stock of the Company (a "10% Holder") shall be granted at an option price of not less than 110% of the Fair Market Value on the date of grant. Nonqualified Stock Options shall be granted at an option price determined by the Committee, provided, however, that such option price shall not be less than 85% of the Fair Market Value on the date of grant.

9.  Option Period

      The Committee shall determine the period or periods of time within which options may be exercised by participants, in whole or in part, provided that (i) the term of an option shall not exceed ten years from the date of grant; (ii) the term of an option granted a 10% Holder shall not exceed five years from the date of grant; and (iii) the aggregate Fair Market Value (determined on the date of grant) of Common Stock with respect to which Incentive Stock Options granted a participant become exercisable for the first time in any single calendar year shall not exceed $100,000; and (iv) options shall become exercisable at a rate of at least 20% per year over five years from the date the options are granted.

10.  Other Terms and Conditions

      The Committee shall have the discretion to determine other terms and conditions applicable to options granted under the Plan. Stock options granted to the same or different employees, or at the same or different times, need not contain similar provisions.

11.   Repurchase Rights

      Shares issued under the Plan may be subject to one or more repurchase options or other conditions and restrictions as determined by the Committee in its sole discretion at the time the option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Common Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Common Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

12.  Surrender of Options

      The Committee may authorize, upon such conditions and restrictions as it deems advisable and at any time during the period an option is outstanding, the surrender of the right to exercise an option, or any portion thereof, and the payment by the Company in exchange therefor of an amount equal to the excess of the Fair Market Value of the shares covered by the option, or portion thereof, surrendered, over the aggregate option price of such shares. Such payment may be made in shares of Common Stock valued at Fair Market Value, or in cash, or partly in cash and partly in shares of Common Stock as the Committee deems advisable. If the Committee determines to make part or all of such payment in shares, such shares shall not be charged against the number of shares of Common Stock available to be awarded under the Plan. In the event the Committee authorizes any surrender of options by an officer or director of the Company (as such terms are defined in the Exchange Act), such surrender cannot occur less than six months after the date the Committee authorizes such surrender, and shall be in accordance with all requirements of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation any applicable window period requirements under Rule 16b-3. The shares of Common Stock covered by an option, or portion thereof, as to which the right to exercise shall have been surrendered pursuant to this paragraph 12 shall not again be available for grant under the Plan.

13.  Payment for Stock

      Full payment for shares purchased shall be made at the time an option is exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve, including shares of Common Stock valued at the Fair Market Value on the date of purchase. No shares shall be issued until full payment therefor has been made and a participant shall have none of the rights of a stockholder with respect to options held except to the extent such options have been exercised.

14.  Termination of Options

      Unless otherwise determined by the Committee, all rights to exercise or surrender options shall terminate thirty days following termination of employment if such termination results from any cause other than death, disability, or retirement with the consent of the Company after the employee has reached age of sixty-five ("retirement").

15.  Rights in the Event of Retirement

      If a participant retires prior to termination of an option without having fully exercised such option, the participant shall, as may be provided in the option agreement, have the right within up to one year (or, in the case of Incentive Stock Options, three months) after such retirement, but only prior to the expiration of the term of the option, to exercise such option, to the extent it is exercisable within such period, in whole or from time to time in part.

16.  Rights in the Event of Death

      If a participant dies prior to termination of an option without having fully exercised or surrendered such option, the executors or administrators or legatees or distributees of his estate shall, as may be provided in the option agreement, have the right within up to one year after the option holder's death, but only prior to the expiration of the term of the option, to exercise such option, to the extent it is exercisable within such period, in whole or from time to time in part.

17.  Rights in the Event of Disability

      If a participant becomes totally and permanently disabled within the meaning of Section 22(e)(3) of the Code or any successor provision, the participant shall, as may be provided in the option agreement, have the right within one year after such disability is first determined, but only prior to the expiration of the term of the option, to exercise such option, to the extent it is exercisable within such period, in whole or from time to time in part.

18.  Effect of Change in Stock Subject to the Plan

      In the event of any subdivision or combination of the outstanding shares of Common Stock, stock dividend, recapitalization, reclassification of shares, sale, lease or transfer of all or a material portion of the assets of the Company, substantial distributions to stockholders or other corporate transactions which would result in a substantial dilution or enlargement of the rights or economic benefits inuring to participants hereunder, the Committee shall make such equitable adjustments as it may deem appropriate in the Plan and the outstanding options, including, without limitation, any adjustment in the total number of shares of Common Stock which may be available under the Plan.

      In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law
(i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the Plan, then the options shall terminate if not exercised prior to such event.

19.  Nonassignability

      Options shall not be transferable other than by will or by the laws of descent and distribution, and during a participant's lifetime are exercisable only by the participant.

20.  Annual Report

      The Company shall make available to the holder of any option and the purchaser of shares of Common Stock upon the exercise of an option, at least annually, copies of the Company's balance sheet and income statement for the just completed fiscal year. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure them access to equivalent information.

21.  Amendment

      The Board of Directors may by resolution amend or revise the Plan, except that any such amendment or revision shall not be effective until the stockholders shall have approved it, (i) if such amendment or revision would increase the number of shares which may be awarded under the Plan, materially increase the benefits accruing to participants in the Plan, or modify the requirements for eligibility for participation in the Plan, or (ii) if such approval is required for continued applicability of Rule 16b-3. The Board may not alter or impair any options previously granted under the Plan without the consent of the holders thereof, except in accordance with the provisions of Paragraph 18.

22.  Effective Date; Termination of Plan

      The Plan shall become effective on April 21, 1998. The Plan shall terminate on April 21, 2008, unless it is earlier terminated by the Board of Directors of the Company. Termination of the Plan shall not affect options previously granted under the Plan.